
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter
Global Perspective Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      21,524,568
<SECURITIES>                                         0
<RECEIVABLES>                                  150,723<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,388,064<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,388,064<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (974,745)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               666,344
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,641,089)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,641,089)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,641,089)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include receivable from DWR of $75,860 and interest receivable of $74,863.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $432,563 and net option premiums of $280,750.
<F3>Liabilities include redemptions payable of $233,565, accrued brokerage commissions of $24,367, accrued management fees of $55,882, accrued administrative expenses of $5,896 and accrued transaction fees and costs of $5,146.
<F4>Total revenues includes realized trading revenue of $(403,225), net change in unrealized of $(802,051) and interest income of $230,531.

